Exhibit 99.1

Care.com Announces Fourth Quarter and Full Year 2013 Financial Results

Leading Care Destination with 9.7 Million Members Delivers Record Revenue

Waltham, MA - February 26, 2014 - Care.com, Inc. (NYSE: CRCM), the world's largest online care destination, today announced financial results for the fourth quarter and fiscal year ended on December 28, 2013.

•	Full year 2013 revenue grew 68% to $81.5M from $48.5M in 2012

•	Total members grew to 9.7 million at year end 2013, a 46% increase from 2012

•	52% of member visits in the second half of 2013 were via mobile, representing a 61% increase over 2012

“Families around the world continue to demand solutions for finding and managing family care and we remain committed to deliver those solutions to them," said Sheila Lirio Marcelo, Founder and CEO of Care.com. “We continue to attract more families and caregivers to our platform as the powerful network effects of our business take hold. Care.com reported strong revenue growth for the fourth quarter and the year, and during 2013, we continued to grow and strengthen our core consumer businesses and optimize our user experience with investments in mobile and our payments platforms."

Financial Results

•	Revenue for the fourth quarter was $22.5 million, a 41% increase from $15.9 million in the fourth quarter of 2012. Full year revenue was $81.5 million, a 68% increase from $48.5 million in 2012.

•	Net loss for the fourth quarter 2013 was $3.6 million, compared to net loss of $2.5 million in the fourth quarter of 2012. Full year 2013 net loss was $28.3 million, compared to $20.4 million in 2013.

•
GAAP EPS was $(1.16) in the fourth quarter. For the full year, GAAP EPS was $(9.45). Q4 GAAP EPS was based on 3.1 million weighted average basic shares outstanding and full year 2013 was based on 3.0 million weighted average basic shares outstanding as a private company. These exclude the impact of our issuance of 6.2 million shares of our common stock and the conversion of 21.3 million preferred shares as a result of our Q1 2014 initial public offering.

•
Adjusted EBITDA was a loss of $1.1 million in the fourth quarter 2013, compared to an adjusted EBITDA loss of $1.2 million in the fourth quarter of 2012. Full year 2013 adjusted EBITDA was a loss of $17.2 million compared to a loss of $15.5 million in 2012.

•
The Company ended the year with $30 million in cash and cash equivalents. For the fourth quarter of 2013, our cash used by operating activities was $7.3 million compared to $3.2 million used in the year-ago quarter.

Business Highlights

•	Total members grew 46% to 9.7 million at year end 2013, compared to 6.7 million at year end 2012

•	Total families grew 51% to 5.3 million at year end 2013, compared to 3.5 million at year end 2012.

•	Total caregivers grew 41% to 4.5 million at year end 2013, compared to 3.2 million at year end 2012.

•	US consumer matching revenue grew 44% during the fourth quarter and 49% for 2013. End of year 2013 consumer matching paying members grew to 160,000, a 30% increase over 2012.

•
We expanded our employer offering during 2013 with backup care and concierge care. In Q4, we added 6 new clients at an average deal size of over $100,000. We ended 2013 with a total of 137 clients and 600,000 covered employees.

•
In our consumer payments business, we integrated Breedlove & Associates, rebranding it to Care.com HomePay, and accelerated the growth of that business. During 2013, 37% of new HomePay signups came via Care.com.

•
In December 2013, we expanded our relationship with USAA, which made an investment of $20 million in Care.com in 2010 to further promote Care.com’s services to USAA's approximately ten million active and former members of the U.S. Military and their families.

•
In January 2014, we completed the initial public offering of our common stock, in which we sold an aggregate of 6.2 million shares of our common stock, including 0.8 million shares in connection with the exercise of the underwriters’ over-allotment option at a price of $17.00 per share, resulting in net proceeds of $97.3 million.

Financial Expectations

Q1 2014:

Revenue	$23.8M - $24.8M

GAAP Earnings per Share	$(0.58) - $(0.54)

Adjusted EBTIDA	$(10.5)M - $(9.5)M

Full Year 2014:

Revenue	$108.0M - $111.0M

GAAP Earnings per Share	$(1.16) - $(1.06)

Adjusted EBTIDA	$(23.0)M - $(20.0)M
Figures in millions except for EPS
EPS based on weighted average basic shares outstanding

About Care.com

Care.com (NYSE: CRCM) is the world’s largest online destination for finding and managing family care. As of December 2013, the Company had 9.7 million members spanning 16 countries, including the US, the United Kingdom, Canada and parts of Western Europe. Care.com’s web and mobile platforms enable families to connect to care providers and caregiving services in a reliable and easy way, while also helping care providers find meaningful work. Through its consumer matching platform, tools and resources, Care.com allows families to make safer, more informed hiring decisions. The Company also enables families to pay caregivers electronically online or via mobile device and also subscribe to Care.com HomePay to manage their household payroll and tax matters. Through its Workplace Solutions unit, Care.com also serves hundreds of thousands of families whose employers provide access to Care.com’s platform, as well as backup dependent care, as a corporate benefit.

Cautionary Language Concerning Forward-Looking Statements :
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the network effects of the Company’s business, and the Company’s financial guidance for the first quarter of 2014 and full year 2014. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control.  The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: our ability to grow our membership, our success in converting non-paying members to paying members, our ability to cross-sell new and existing products and services to our members and to develop new products and services that members consider valuable, our member acquisition costs, our execution of our plans and strategies, including with respect to mobile products and features, and our ability to protect our brand and maintain our reputation among our members, and other risks detailed in the Company's other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company's views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change.  The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

Use of Non-GAAP Financial Measures

To supplement the financial measures presented in the Company’s press release and related conference call or webcast in accordance with accounting principles generally accepted in the United States ("GAAP"), we also present a non-GAAP financial measure relating to non-GAAP adjusted EBITDA.

A “non-GAAP financial measure” refers to a numerical measure of the Company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements. The Company provides the non-GAAP measure as additional information relating to its operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of the Company’s liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, this measure may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company’s performance to that of other companies.

The Company has presented adjusted EBITDA as a non-GAAP financial measure in this press release. We define adjusted EBITDA as net loss, plus: provision for (benefit from) income taxes, other (expense) income, net, depreciation and amortization, stock-based compensation, accretion of contingent consideration, merger and acquisition related costs and other unusual or non-cash significant adjustments.

Adjusted EBITDA differs from GAAP in that it eliminates items that are either not part of the Company's core operations or does not require a cash outlay, such as stock-based compensation. Adjusted EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending, which is based on the Company's estimate of the useful life of tangible and intangible assets. Care.com’s management uses this non-GAAP measure when evaluating the Company’s operating performance and for internal planning and forecasting purposes. We believe that this non-GAAP financial measure helps indicate underlying trends in the Company’s business, is important in comparing current results with prior period results, and is useful to investors and financial analysts in assessing the Company’s operating performance.

Care.com, Inc.
Balance Sheet
(in thousands)

	December 28, 2013	December 31, 2012
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$29,959	$44,776
Restricted cash	246	39
Accounts receivable (net of allowance of $56 and $99, respectively)	1,609	1,168
Unbilled accounts receivable	2,477	2,042
Prepaid expenses and other current assets	1,731	1,293
Total current assets	36,022	49,318
Property and equipment, net	1,553	715
Intangible assets, net	11,418	16,851
Goodwill	62,686	61,805
Other non-current assets	2,150	713
Total assets	$113,829	$129,402
Liabilities, redeemable convertible preferred stock and stockholders' deficit
Current liabilities:
Accounts payable	$2,031	$1,000
Accrued expenses and other current liabilities	7,023	3,528
Current contingent acquisition consideration	5,463	—
Deferred revenue	8,304	5,102
Total current liabilities	22,821	9,630
Contingent acquisition consideration	5,166	9,288
Deferred tax liability	1,112	828
Other non-current liabilities	785	904
Total liabilities	29,884	20,650
Redeemable convertible preferred stock, $0.01 par value; 22,632 shares authorized; 21,299 shares issued and outstanding; aggregate liquidation value of $161,666.	152,251	152,194
Stockholders' deficit
Common stock, $0.001 par value; 32,000 shares authorized; 3,197 and 2,882 shares issued and outstanding as of December 28, 2013 and December 31, 2012, respectively	3	3
Additional paid-in capital	9,311	6,628
Accumulated deficit	(79,563)	(51,210)
Accumulated other comprehensive income	1,943	1,137
Total stockholders' deficit	(68,306)	(43,442)
Total liabilities, redeemable convertible preferred stock and stockholders' deficit	$113,829	$129,402

Care.com, Inc.
Consolidated Statement of Operations
(in thousands, except per share data)
	Three Months Ended		Fiscal Year Ended
	December 28, 2013	December 31, 2012	December 28, 2013	December 31, 2012
	(unaudited)
Revenue	$22,511	$15,926	$81,487	$48,493
Cost of revenue	4,852	2,986	18,844	10,210
Operating expenses:
Selling and marketing	11,398	7,997	55,250	35,916
Research and development	3,397	2,219	11,816	7,662
General and administrative	5,534	4,712	18,841	13,671
Depreciation and amortization	1,221	938	4,387	1,724
Total operating expenses	21,550	15,866	90,294	58,973
Operating loss	(3,891)	(2,926)	(27,651)	(20,690)
Other income (expense), net	27	(2)	(291)	(47)
Loss before income taxes	(3,864)	(2,928)	(27,942)	(20,737)
Benefit from (provision for) income taxes	(233)	(387)	354	(317)
Net loss	$(3,631)	$(2,541)	$(28,296)	$(20,420)
Accretion of preferred stock	(15)	(15)	(57)	(48)
Net loss attributable to common stockholders	$(3,646)	$(2,556)	$(28,353)	$(20,468)
Net loss per share attributable to common stockholders:
Basic and diluted	$(1.16)	$(0.88)	$(9.45)	$(7.97)
Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic and diluted	3,130	2,881	3,000	2,568

Care.com, Inc.
Consolidated Statement of Cash Flows
(in thousands)
	Three Months Ended		Fiscal Year Ended
	December 28, 2013	December 31, 2012	December 28, 2013	December 31, 2012
Cash flows from operating activities	(unaudited)
Net loss	$(3,631)	$(2,541)	$(28,296)	$(20,420)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	666	231	1,862	1,952
Depreciation and amortization	1,535	1,380	6,702	2,440
Non-cash interest expense	—	—	—	—
Deferred taxes	(399)	(433)	284	(345)
Contingent consideration expense	919	131	1,342	239
Change in fair value of stock warrants	34	—	115	93
Changes in operating assets and liabilities, net of effects from acquisitions:
Restricted cash	383	(6)	23	89
Accounts receivable	403	323	(46)	(473)
Unbilled accounts receivable	99	(49)	(458)	(1,060)
Prepaid expenses and other current assets	73	(128)	(462)	(584)
Other non-current assets	(114)	(6)	(109)	(208)
Accounts payable	(2,091)	(1,758)	706	711
Accrued expenses and other current liabilities	(4,636)	(434)	2,870	339
Deferred revenue	(367)	(77)	2,821	1,907
Other non-current liabilities	(161)	178	323	165
Net cash used in operating activities	(7,287)	(3,189)	(12,661)	(15,155)
Cash flows from investing activities
Purchases of property and equipment	(351)	(48)	(1,420)	(413)
Acquisitions of businesses, net of cash acquired	—	(1,210)	(398)	(25,075)
Purchases of intangible assets	—	(126)	—	(142)
Cash withheld for purchase consideration	—	(230)	—	(230)
Net cash used in investing activities	(351)	(1,614)	(1,818)	(25,860)
Cash flows from financing activities
Proceeds from the issuance of redeemable preferred stock	—	(12)	—	49,904
Proceeds from the issuance of common stock	366	5	821	253
Payments for deferred offerings costs	(839)	—	(1,074)	—
Net cash (used in) provided by financing activities	(473)	(7)	(253)	50,157
Effect of exchange rate changes on cash and cash equivalents	67	(10)	(85)	(29)
Net (decrease) increase in cash and cash equivalents	(8,044)	(4,820)	(14,817)	9,113
Cash and cash equivalents, beginning of the period	38,003	49,596	44,776	35,663
Cash and cash equivalents, end of the period	$29,959	$44,776	$29,959	$44,776

Care.com, Inc.
Reconciliation of Adjusted EBITDA
(in thousands)
	Three Months Ended		Fiscal Year Ended
	December 28, 2013	December 31, 2012	December 28, 2013	December 31, 2012
	(unaudited)
Net Loss	$(3,631)	$(2,541)	$(28,296)	$(20,420)

(Benefit from) provision for income taxes	(233)	(387)	354	(317)
Other (income) expense, net	(27)	2	291	47
Depreciation and amortization	1,535	1,380	6,702	2,440

EBITDA	(2,356)	(1,546)	(20,949)	(18,250)

Stock-based compensation	666	231	1,862	1,952
Accretion of contingent consideration	138	131	561	239
Merger and acquisition related costs	—	28	—	548
IPO related costs	467	—	1,305	—

Adjusted EBITDA	$(1,085)	$(1,156)	$(17,221)	$(15,511)

Care.com, Inc.
Supplemental Data
(in thousands)
	Three Months Ended		Fiscal Year Ended
	December 28, 2013	December 31, 2012	December 28, 2013	December 31, 2012
Total members*	9,744	6,678	9,744	6,678
Total families*	5,281	3,509	5,281	3,509
Total caregivers*	4,463	3,169	4,463	3,169
Total paying families	305	242	551	407
Total revenue per paying family	$74	$66	$148	$119
Total paying caregivers	40	30	88	62
Total revenue per paying caregiver	$36	$36	$66	$66

*data is cumulative as of the end of the respective period

Contacts:

Investor Relations:
Denise Garcia
ICR, Inc.
(781) 795-7244
investors@care.com

Media Relations:
Nancy Bushkin
Care.com
(781) 642-5919
nbushkin@care.com